Exhibit 99.1

MAWSON INFRASTRUCTURE GROUP INC. ANNOUNCES 1-FOR-20 REVERSE STOCK SPLIT

Midland, Pa., November 19, 2025 (GLOBE NEWSWIRE) — Mawson Infrastructure Group Inc. (NASDAQ: MIGI) (“Mawson” or the “Company”), a technology company that provides digital infrastructure for artificial intelligence (“AI”), high-performance computing (“HPC”) and digital assets, today announced that the Company’s Board of Directors has approved the implementation of a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, par value $0.001 per share (the “Common Stock”) by a ratio of 1-for-20.

The Company will effect the Reverse Stock Split at a 1-for-20 ratio effective at 5:00 p.m. Eastern time on November 20, 2025. The Company’s Common Stock is expected to begin trading on a Reverse Stock Split adjusted basis on The Nasdaq Capital Market at market open on November 21, 2025 under the existing symbol “MIGI” and the new CUSIP number 57778N406.

At the Company’s Annual Meeting of Stockholders held on October 15, 2025, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Common Stock by a ratio of at least 1-for-2 and up to 1-for-30, as determined by the Company’s Board of Directors.

The Reverse Stock Split is primarily intended to increase the Company’s per share market price of its Common Stock to seek to regain compliance with the minimum per share bid price requirement for continued listing on The Nasdaq Capital Market.

As a result of the Reverse Stock Split, every 20 shares of the Common Stock will be automatically combined into one new share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split. If the shares of Common Stock held by any holder of Common Stock immediately prior to the Reverse Stock Split are collectively reclassified pursuant to the Reverse Stock Split into a fractional number of shares of Common Stock, the Company will issue to such holder such fractions of a share of Common Stock as are necessary to round the number of shares of Common Stock held by such holder immediately following the Reverse Stock Split up to the nearest whole number of shares. The Reverse Stock Split will not alter stockholders’ percentage ownership interest in the Company, except to the extent of any de minimis change due to rounding up as described above.

The Company’s transfer agent, Computershare Trust Company, N.A. (“Computershare”), will serve as the exchange agent for the Reverse Stock Split. Registered stockholders holding pre-reverse split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-reverse split shares. Those stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split. Any stockholder of record holding shares of the Company’s Common Stock in certificate form will receive a transmittal letter from Computershare with instructions as soon as practicable after the Reverse Stock Split.

About Mawson

Mawson is a technology company that offers digital infrastructure platforms for AI, HPC and digital assets. The Company’s digital infrastructure platforms can be used to operate computing resources for a number of applications, and are offered across AI, HPC, digital assets, and other computing applications. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy. The Company has a strategy to prioritize the usage of carbon-free energy sources, including nuclear energy, to power its digital infrastructure platforms and computational machines.

Articles and recent news related to the Company are available at www.mawsoninc.com/articles.

For more information, visit: https://www.mawsoninc.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding listing matters, potential financing activities, operational plans, legal proceedings, strategy, and other future events. Words such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “seek,” “may,” “will,” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements in this press release include, among others, that the Reverse Stock Split will occur in the future and statements regarding the Company’s ability to regain compliance with Nasdaq’s listing standards.

These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including, without limitation, market conditions; changes in HPC and digital asset markets; digital asset price volatility; regulatory developments; the outcome and timing of legal proceedings; Mawson’s need and ability to raise additional capital; and other risks described in Mawson’s filings with the SEC. Mawson undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this release, except as required by law.

Investor Contact: IR@mawsoninc.com;

Partnerships Contact: Partnerships@mawsoninc.com;

Media and Press Contact: mediarelations@mawsoninc.com